LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned's hereby makes, constitutes and appoints Jeanette T. Bowen, the Director of Human Resources for the Company (as defined below) and/or Garrett B. Smith, Vice President and General Counsel of the Company, as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file on behalf of the undersigned, in the undersigned's capacity as a director of ULTRA PETROLEUM CORP., a Yukon corporation (the "Company"), Forms 3, 4, and 5 (including any amendments thereto), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor such attorneys-in-fact assumes (i) the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the
Exchange Act.

The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution or revocation, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 5th day of March, 2018.


/s/ Evan S. Lederman
Signature

Evan S. Lederman
Printed Name





State of New York

County of New York

This instrument was acknowledged before me on this 5th date of March, 2018 by Mr. Evan S. Lederman.



/s/ Tracey Konecnik
Notary Public's Signature